M. H. Meyerson & Co., Inc.

                            Exhibit 11

                 Statement of Earnings Per Share

The earnings per share during the periods presented were calculated as follows:

Nine months ended October 31, 1996

Shares outstanding during the nine months ended October 31, 1996

4,983,335 shares from February 1 to May 7, 1996    97 days   483,383,495
4,993,335 shares from May 8 to October 31, 1996   177 days   883,820,295
                                                           1,367,203,790

1,367,203,790 shares divided by 274 days = 4,989,795 average shares

Equivalent shares using the modified treasury stock method:

  268,000 options, exercise price $1.00   268,000    1.0000    268,000
  205,000 options, exercise price $1.10   205,000    1.1000    225,500
  200,000 options, exercise price $2.1875 200,000    2.1875    437,500
   90,000 options, exercise price $2.25    90,000    2.2500    202,500
    Less shares assumed to be purchased  (348,769)          (1,133,500)
               Total                      414,231                    0

Total weighted average outstanding shares: 5,404,026

Earnings, nine months ended October 31, 1996: $2,447,212/5,404,026 = $0.45

Nine months ended October 31, 1995

Shares outstanding during the nine months ended October 31, 1995:

5,256,135 shares from February 1 to April 24, 1995    83 days  436,259,205
5,221,135 shares from April 25 to May 9, 1995         15 days   78,317,025
5,215,135 shares from May 10 to May 11, 1995           2 days   10,430,270
5,145,135 shares from May 12 to July 24, 1995         74 days  380,739,990
5,128,935 shares from July 25 to July 25, 1995         1 day     5,128,935
5,023,935 shares from July 26 to August 2, 1995        8 days   40,191,480
5,008,335 shares from August 3 to October 31, 1995    90 days  450,750,150
                                                             1,401,817,055

1,401,817,055 shares divided by 273 days = 5,134,861 average shares outstanding

Equivalent shares using the modified treasury stock method:

175,500 options, exercise price $1.00     175,500    1.0000    175,500
205,000 options, exercise price $1.10     205,000    1.1000    225,500
    Less shares assumed to be purchased  (194,424)            (401,000)
               Total                      186,096                    0

Total weighted average outstanding shares: 5,320,937

Earnings, nine months ended October 31, 1995: $401,926/5,320,937 = $0.075